FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

          October 22, 2004

Date of Report

(Date of earliest event reported)

                      UQM Technologies, Inc.

(Exact name of registrant as specified in its charter)

               1-10869

(Commission file number)

             Colorado                                 84-0579156

(State or other jurisdiction              (I.R.S. Employer

       of incorporation)                         Identification No.)

 7501 Miller Drive, Frederick, Colorado 80530

(Address of principal executive offices)

                             (303) 278-2002

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

This Current Report on Form 8-K is filed by UQM Technologies, Inc., a Colorado corporation (the "Registrant"), in connection with the matters described herein.

ITEM  8.01 OTHER EVENTS

        We have filed a registration statement on Form S-2 for an offering of 3,125,000 shares of our common stock and wish to disseminate financial guidance regarding the expected results of our operations for the quarter  ended September 30, 2004  and the expected cash and cash equivalents and shareholders' equity amounts as of September 30, 2004.  Accordingly, we hereby submit the following forward-looking financial information which represent our best judgment as of the date of this report:

Range of Expected Selected Operating Results for the Quarter ended September 30, 2004:

                        Total revenues                                                                      $1.2 to 1.3 million

                        Loss from continuing operations                                            $.3 to .4 million

                        Net loss                                                                                $.3 to .4 million

Range of Expected Selected Balance Sheet Items as of September 30, 2004:

                        Cash and cash equivalents                                                    $2.3 to 2.5 million

                        Shareholders' equity                                                            $5.05 to 4.95 million

We do not anticipate updating the foregoing foreward-looking statements or issuing forward-looking financial guidance in future periods.

This Report contains forward-looking financial information that constitutes "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act.  Important Risk Factors that could cause actual results to differ from those contained in the forward-looking statements are listed below.

Risk Factors

We have incurred significant net losses and may continue to do so.

We have incurred significant net losses. For the quarters ended June 30, 2004 and 2003 our net loss was $714,903 and $390,326, respectively. For the fiscal years ended March 31, 2004, 2003 and 2002 our net loss was $4,786,953, $3,598,650 and $8,592,655, respectively.

Our accumulated deficit at June 30, 2004 was $52,857,884 and our accumulated deficit at March 31, 2004 and 2003 was $52,142,981 and $47,356,028, respectively.

In the future we plan to make additional investments in product development and commercialization, which is likely to cause us to remain unprofitable.

Our net losses and working capital requirements could consume our current cash balances.

Our net loss for the first quarter ended June 30, 2004 was $714,903 versus a net loss for the comparable quarter last year of $390,326. At June 30, 2004, our cash balances were $2,887,678. For our most recently completed fiscal year ended March 31, 2004 we had a net loss of $4,786,953 which includes the impairment of the carrying value of our discontinued electronic products segment and other estimated losses from the discontinuance of this business totaling $3,364,638. If our losses continue they could consume some or all of our cash balances. Management expects to make additional investments in human resources, manufacturing facilities and equipment, production and application engineering among other things in order to effectively compete in the emerging market for hybrid electric vehicles, which we expect will expand our operating losses and require us to secure additional funding beyond our existing cash resources. We cannot assure you, however, that funding will be available on terms acceptable to us, if at all.

Our government contracts can be cancelled with little or no notice and could restrict our ability to commercialize our technology.

Some of our technology has been developed under government funding by United States government agencies. In some cases, government agencies in the United States can require us to obtain or produce components for our systems from sources located in the United States rather than foreign countries. Our contracts with government agencies are also subject to the risk of termination at the convenience of the contracting agency and in some cases grant "march-in" rights to the government. March-in rights are the right of the United States government or the applicable government agency, under certain circumstances, to exercise a non-exclusive, royalty-free, irrevocable worldwide license to any technology developed under contracts funded by the government to facilitate commercialization of technology developed with government funding. March-in rights can be exercised if, among other things, we fail to commercialize the developed technology. The implementation of restrictions on our sourcing of components or the exercise of march-in rights by the government or an agency of the government could restrict our ability to commercialize our technology.

We face intense competition in our motor development and may be unable to compete successfully.

In developing electric motors for use in vehicles and other applications, we face competition from very large domestic and international companies, including the world’s largest automobile manufacturers. These companies have far greater resources to apply to research and development efforts than we have, and they may independently develop motors that are technologically more advanced than ours. These competitors also have much greater experience in and resources for marketing their products.

If we fail to develop and achieve market acceptance for our products, our business may not grow.

We believe our proprietary propulsions systems are suited for a wide range of hybrid electric vehicle platforms. We currently expect to make substantial investments in human resources, manufacturing facilities and equipment, production and application engineering, among other things, to capitalize on the anticipated expansion in demand for products related to this market area. However, our experience in this market area is limited. Our sales in this area will depend in part on the market acceptance of and demand for our proprietary propulsion systems and future products. We cannot be certain that we will be able to introduce or market our products, develop other new products or product enhancements in a timely or cost-effective manner or that our products will receive market acceptance.

If we are unable to protect our patents and other proprietary technology, we will be unable to prevent third parties from using our technology, which would impair our competitiveness and ability to commercialize our products. In addition, the cost of enforcing our proprietary rights may be expensive and result in increased losses.

Our ability to compete effectively against other companies in our industry will depend, in part, on our ability to protect our proprietary technology. Although we have attempted to safeguard and maintain our proprietary rights, we do not know whether we have been or will be successful in doing so. We have historically pursued patent protection in a limited number of foreign countries where we believe significant markets for our products exist or where potentially significant competitors have operations. It is possible that a substantial market could develop in a country where we have not received patent protection and under such circumstances our proprietary products would not be afforded legal protection in these markets. Further, our competitors may independently develop or patent technologies that are substantially equivalent or superior to ours. We cannot assure that additional patents will be issued to us or, if they are issued, as to the scope of their protection. Patents granted may not provide meaningful protection from competitors. Even if a competitor’s products were to infringe patents owned by us, it would be costly for us to pursue our rights in an enforcement action, it would divert funds and resources which otherwise could be used in our operations and we cannot assure that we would be successful in enforcing our intellectual property rights. In addition, effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country where we may operate or sell our products in the future. If third parties assert technology infringement claims against us, the defense of the claims could involve significant legal costs and require our management to divert time and attention from our business operations. If we are unsuccessful in defending any claims of infringement, we may be forced to obtain licenses or to pay royalties to continue to use our technology. We may not be able to obtain any necessary licenses on commercially reasonable terms or at all. If we fail to obtain necessary licenses or other rights, or if these licenses are costly our results of operations may suffer either from reductions in revenues through our inability to serve customers or from increases in costs to license third-party technologies.

Use of our motors in vehicles could subject us to product liability claims, and product liability insurance claims could cause an increase in our insurance rates or could exceed our insurance limits, which could impair our financial condition, results of operations and liquidity.

Because some of our motors are designed to be used in vehicles, and because vehicle accidents can cause injury to persons and property, we are subject to a risk of claims for product liability. We carry product liability insurance of $1 million covering all of our products. If we were to experience a large insured loss, it might exceed our coverage limits, or our insurance carriers could decline to further cover us or raise our insurance rates to unacceptable levels, any of which could impair our financial position, results of operations and liquidity.

We are defending a lawsuit that has been brought against our wholly owned subsidiary, UQM Electronics, Inc., involving breach of contract and other claims. An adverse outcome of this lawsuit could have a material adverse effect on our financial condition, results of operations and liquidity.

A lawsuit has been filed against our wholly owned subsidiary, UQM Electronics, Inc., alleging breach of contract and other claims. For a description of this legal action, see Item 1, Legal Proceedings in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on July 28, 2004.  This action is in a preliminary phase and the ultimate outcome is uncertain. The claimed damages exceed our working capital. An adverse outcome of this lawsuit could have a material adverse effect on our financial condition, results of operations and liquidity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 22, 2004	UQM Technologies, Inc., Registrant
/s/ Donald A. French
Donald A. French, Treasurer
(Principal Financial and Accounting Officer)